SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             -----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                             -----------------------

                       Date of Report
                       (Date of earliest
                       event reported):    August 20, 2003


                         Midwest Express Holdings, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


   Wisconsin                         1-13934                     39-1828757
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(State or other                  (Commission File              (IRS Employer
jurisdiction of                       Number)                Identification No.)
incorporation)


              6744 South Howell Avenue, Oak Creek, Wisconsin 53154
          ------------------------------------------------------------
          (Address of principal executive offices, including zip code)


                                 (414) 570-4000
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              (Registrant's telephone number, including area code)

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Item 5.   Other Events.

Final Restructuring Agreements with Unions and Aircraft Lessors and Lenders

On August 22, 2003, Midwest Express Holdings, Inc. (the "Company") issued a news release announcing that it had fully documented and finalized restructuring agreements with the Company's three unions, the Midwest Association of Flight Attendants, Midwest Air Line Pilots Association and Skyway Air Line Pilots Association, and with the aircraft lessors and lenders participating in the Company's restructuring effort. The Company is filing a copy of such news release as Exhibit 99 to this report, which is incorporated by reference into this report.

In connection with the final restructuring agreements with the three unions, and in connection with productivity improvements from non-represented employees, the Company intends to grant to its employees (represented and non-represented) options to purchase in the aggregate 1,551,741 shares of the Company's common stock, par value $.01 per share, at an exercise price per share of $2.89. The terms of the options will provide certain protection from dilutive issuances of common stock. The option grants are contingent on shareholders' approval of an equity participation plan.

In connection with the final restructuring agreements with the aircraft lessors and lenders, the Company's subsidiaries delivered promissory notes (the "Basic Moratorium Notes") to the lessors and lenders. Each of the Basic Moratorium Notes was delivered pursuant to an agreement to amend the existing lease or financing agreements, as applicable (each, an "Agreement to Amend"), between (1) the Company and Midwest Airlines, Inc. ("Midwest Airlines"), a wholly-owned subsidiary of the Company, or Skyway Airlines, Inc. ("Skyway Airlines"), a wholly-owned subsidiary of Midwest Airlines, as the case may be; and (2) the lessor(s) or lender(s) party to the existing lease or financing agreements in question. Each of the Basic Moratorium Notes constitutes payment in full for any basic rent, principal and interest payments and any other regularly scheduled amounts due under such lease and financing agreements, as amended by the respective Agreement to Amend (collectively, the "Regularly Scheduled Payments"), that Midwest Airlines or Skyway Airlines, as the case may be, failed to pay to the lessor(s) or lender(s) during the Company's payment moratorium from and including February 28, 2003 through and including August 30, 2003. The aggregate principal amount of the Basic Moratorium Notes is $7,533,000. Principal and interest on the Basic Moratorium Notes are payable, in arrears, in 36 monthly installments commencing on the later of (1) June 30, 2004 and (2) the earlier of (a) the date on which the Company attains Financial Health (as defined below) and (b) January 1, 2005. "Financial Health" for purposes of the Basic Moratorium Notes means when the Company has either (i) unrestricted cash of $70 million or (ii) achieved financial closing with respect to new financing in the amount of at least $30 million. The Basic Moratorium Notes bear interest at 10% per annum beginning June 30, 2004. The Company is filing a form of the Basic Moratorium Notes as Exhibit 4.1 to this report, which is incorporated by reference into this report.

As part of the final restructuring agreements with the aircraft lessors and lenders, Midwest Airlines and Skyway Airlines agreed in each Agreement to Amend to which it is a party that if, at any time after August 20, 2003 and prior to July 16, 2006, Midwest Airlines or Skyway Airlines,

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as the case may be, either (1) defaults on any of its obligations under the aircraft lease and financing agreements (as amended) to which the respective Agreement to Amend relates, including the applicable Basic Moratorium Note, and fails to cure such default (if capable of cure) during the applicable cure period, if any, as provided under the respective Agreement to Amend, or (2) during any bankruptcy proceedings, (a) rejects at any time or (b) fails to assume within the first sixty (60) days of the bankruptcy case the aircraft lease and financing agreements (as amended) to which the respective Agreement to Amend relates (in any case described in clause (1) or (2) above, a "Snap-Back Default"), then the lessor(s) or lender(s) party to the Agreement to Amend in question has the right, at its sole option, within 45 days of any Snap-Back Default pursuant to clause (2)(a) above, or within 90 days of any Snap-Back Default pursuant to clause (1) or (2)(b) above, to exercise any or all of the rights and remedies available to such lessor(s) or lender(s) under the aircraft lease and financing agreements to which the Agreement to Amend in question relates as they existed prior to July 16, 2003, including, without limitation, the right to declare immediately due and payable all amounts that would have been due and payable by Midwest Airlines or Skyway Airlines, as the case may be, to such lessor(s) or lender(s) through the date of such declaration as if such aircraft lease and financing agreements had not been restructured.

Also, in connection with the final restructuring agreements with the aircraft lessors and lenders, the Company issued warrants to certain lessors and lenders that give the holders the right to purchase in the aggregate 1,551,741 shares of the Company's common stock at an exercise price per share of $4.78. The terms of the warrants provide certain protection from dilutive issuances of common stock. In addition, the Company entered into a Registration Rights Agreement, dated as of August 19, 2003, with the lessors and lenders who received warrants pursuant to which the Company agreed to file with the Securities and Exchange Commission a registration statement relating to the warrants and the common stock issuable pursuant to the warrants. The Company is filing a form of the warrants as
Exhibit 4.2 to this report and a copy of the Registration Rights Agreement as
Exhibit 4.3 to this report, both of which are incorporated by reference into this report.

Extension of Credit Facility

As previously reported, on August 29, 2003, the Company amended the agreement relating to its bank credit facility to extend the existing credit facility on a short-term basis to November 26, 2003. In addition to the extension, the amendment to the credit facility waived certain defaults until the date the credit facility is terminated, removed certain financial covenants and modified a requirement that the Company maintain at least a minimum amount of unrestricted cash. The amendment gives the Company additional time to seek long-term financing while maintaining its existing letters of credit issued under the credit facility. As of September 2, 2003, the Company had repaid all borrowings under the bank credit facility, and the Company had outstanding letters of credit under the facility totaling approximately $15.5 million. The letters of credit are primarily used to support financing of the Company's maintenance facilities. No additional credit is available under the credit facility. The Company is filing the amendment as Exhibit 10 to this report, which is incorporated by reference into this report.

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Pending Developments

Three of the aircraft leases that the Company and appropriate lessors agreed to restructure (as discussed above) are guaranteed by Kimberly-Clark Corporation. As a result of the restructuring, Kimberly-Clark is paying to the lessors the difference between the original lease payments on the leases and the restructured lease payments pursuant to the guaranties. The Company has agreed to reimburse Kimberly-Clark for all of these payments and is in the process of negotiating a written agreement to document this obligation.

Item 7.   Financial Statements and Exhibits.

          (a)  Not applicable.

          (b)  Not applicable.

          (c)  Exhibits. The following exhibits are being filed herewith:

               4.1  Form of Basic Moratorium Note.

               4.2 Form of Common Stock Purchase Warrant, dated August 19, 2003, issued to the parties named on the signature pages to the Registration Rights Agreement.

               4.3 Registration Rights Agreement, dated August 19, 2003, by and among Midwest Express Holdings, Inc. and the parties named on the signature pages thereto.

               10 Seventh Amendment to Senior Secured Revolving Credit Agreement and Limited Waiver, dated as of August 29, 2003, by and among Midwest Express Holdings, Inc., the lenders party thereto and U.S. Bank National Association.

               99   News Release dated August 22, 2003.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             MIDWEST EXPRESS HOLDINGS, INC.



Date:  September 5, 2003                     By:    /s/ Robert S. Bahlman
                                                --------------------------------


                                             Its:   Sr. Vice President and
                                                    Chief Financial Officer
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                                 Signature Page
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                         MIDWEST EXPRESS HOLDINGS, INC.

                   Exhibit Index to Current Report on Form 8-K


Exhibit
Number
-------

  4.1          Form of Basic Moratorium Note.

  4.2 Form of Common Stock Purchase Warrant, dated August 19, 2003, issued to the parties named on the signature pages to the Registration Rights Agreement.

  4.3 Registration Rights Agreement, dated August 19, 2003, by and among Midwest Express Holdings, Inc. and the parties named on the signature pages thereto.

  10 Seventh Amendment to Senior Secured Revolving Credit Agreement and Limited Waiver, dated as of August 29, 2003, by and among Midwest Express Holdings, Inc., the lenders party thereto and U.S. Bank National Association.

  99           News Release dated August 22, 2003.